SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 24, 2015 (February 18, 2015)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On February 23, 2015, following the sale of the registrant’s Bellevue hotel (as described in Item 2.01 below), the Second Amended and Restated Credit Agreement dated June 20, 2013 between the registrant and Wells Fargo Bank, National Association was terminated. As a result of the termination, the $10 million revolving credit facility under the agreement will no longer be available to the registrant.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 18, 2015, WHC823, LLC, a wholly owned subsidiary of the registrant, completed the sale of the Red Lion Hotel Bellevue, located in Bellevue, Washington, to Wig Properties LLC – Bell (the “Purchaser”), an affiliate of Wig Properties LLC. The purchase price was $35.4 million in cash.

In connection with the sale, the Purchaser also entered into a multi-year management agreement with Red Lion Hotels Management, Inc. (“RLHM”) under which RLHM will operate the hotel under the Red Lion® brand.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: February 24, 2015	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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